      As filed with the Securities and Exchange Commission on April 7, 2000

                                                Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  ADAPTEC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

                  DELAWARE                           94-2748530
      (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

                             691 MILPITAS BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 945-8600
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                WILD FILE, INC. 1999 INCENTIVE STOCK OPTION PLAN
                     WILD FILE, INC. 1994 STOCK OPTION PLAN
                              (FULL NAME OF PLANS)

                             ----------------------

                               ROBERT N. STEPHENS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ADAPTEC, INC.
                             691 MILPITAS BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 945-8600
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                   COPIES TO:
                            KATHARINE A. MARTIN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                             ----------------------


                           CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                          PROPOSED               PROPOSED
                                                                           MAXIMUM                MAXIMUM
          TITLE OF EACH CLASS                      AMOUNT                 OFFERING               AGGREGATE            AMOUNT OF
            OF SECURITIES TO                       TO BE                    PRICE                OFFERING            REGISTRATION
             BE REGISTERED                       REGISTERED             PER SHARE(1)             PRICE(1)                FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
    issuable under the Wild File, Inc.
    1999 Incentive Stock Option Plan...             7,004                 $ 18.8133              $ 131,768               $ 35
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
    issuable under the Wild File, Inc.
    1999 Incentive Stock Option Plan...             4,582                 $ 35.6006              $ 163,122               $ 43

Common Stock, $0.001 par value
    issuable under the Wild File, Inc.
    1999 Incentive Stock Option Plan...               691                $ 130.2460               $ 90,000               $ 24
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
    issuable under the Wild File, Inc.
    1994 Stock Option Plan.............             9,743                  $ 0.0072                   $ 70                $ 0
----------------------------------------------------------------------------------------------------------------------------------
        Total..........................            22,020                                        $ 384,960              $ 102
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended.
         The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price is based on the aggregate exercise price and the exercise price per share, respectively, of issued and outstanding options under such plans, as adjusted in accordance with the terms and conditions set forth in the Agreement and Plan of Reorganization dated as of March 3, 2000 among the Registrant, Wild
         File, Inc. and certain other parties.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended March 31, 1999, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

        (b) The Registrant's Quarterly Reports on Form 10-Q relating to the fiscal quarters ended June 30, 1999 and December 31, 1999, the Registrant's Quarterly Report on Form 10-Q, as amended, relating to the quarter ended September 30, 1999, filed pursuant to the Exchange Act; and the Registrant's Current Report on Form 8-K filed January 6, 2000, as amended by the Registrant's Current Report on Form 8-K/A filed
                  March 3, 2000, filed pursuant to the Exchange Act.

        (c) Items 1 and 2 of the Registrant's registration statement on Form 8-A filed July 20, 1992 pursuant to the Exchange Act and Exhibit No. 1 to Amendment No. 4 of the Registrant's registration statement on Form 8-A filed January 14, 1997 amending its Form 8-A filed May 11, 1989.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for a breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of the State of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

         The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          EXHIBIT
           NUMBER                                            DESCRIPTION
        --------------     -----------------------------------------------------------------------------------
        4.1                Wild File, Inc. 1999 Incentive Stock Option Plan and form of Stock Option Agreement
        4.2                Wild File, Inc. 1994 Stock Option Plan and form of Stock Option Agreement
        5.1                Opinion of Wilson Sonsini Goodrich & Rosati
        23.1               Consent of PricewaterhouseCoopers LLP, Independent Accountants
        23.2               Consent of Arthur Andersen LLP, Independent Certified Public Accountants
        23.3               Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit 5.1)
        24.1               Power of Attorney (included on the signature page hereto)


ITEM 9.       UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on April 7, 2000.

                                  ADAPTEC, INC.


                                  By:  /s/ Robert N. Stephens
                                      --------------------------------------
                                      Robert N. Stephens
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert N. Stephens and Andrew
J. Brown, jointly and severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURE                                             TITLE                                           DATE
        ---------                                             -----                                           ----
 /s/ Robert N. Stephens                   President, Chief Executive Officer and Director (principal      April 7, 2000
-----------------------------             executive officer)
Robert N. Stephens

 /s/ Andrew J. Brown                      Vice President, Finance and Chief Financial Officer             April 7, 2000
-----------------------------             (principal financial officer)
Andrew J. Brown

 /s/ Kenneth B. Arola                     Vice President and Corporate Controller (principal              April 7, 2000
-----------------------------             accounting officer)
Kenneth B. Arola

 /s/ Laurence B. Boucher                  Chairman of the Board and Director                              April 7, 2000
-----------------------------
Laurence B. Boucher

 /s/ John G. Adler                        Director                                                        April 7, 2000
-----------------------------
John G. Adler

                                          Director
-----------------------------
Carl J. Conti

                                          Director
-----------------------------
John East

 /s/ Ilene H. Lang                        Director                                                        April 7, 2000
-----------------------------
Ilene H. Lang

 /s/ Robert J. Loarie                     Director                                                        April 7, 2000
-----------------------------
Robert J. Loarie

 /s/ B.J. Moore                           Director                                                        April 7, 2000
-----------------------------
B.J. Moore

 /s/ W. Ferrell Sanders                   Director                                                        April 7, 2000
-----------------------------
W. Ferrell Sanders

 /s/ Phillip E. White                     Director                                                        April 7, 2000
-----------------------------
Phillip E. White

                                      II-3

                                       INDEX TO EXHIBITS


          EXHIBIT NUMBER                                          DESCRIPTION
        ------------------   -----------------------------------------------------------------------------------
        4.1                  Wild File, Inc. 1999 Incentive Stock Option Plan and form of Stock Option Agreement
        4.2                  Wild File, Inc. 1994 Stock Option Plan and form of Stock Option Agreement
        5.1                  Opinion of Wilson Sonsini Goodrich & Rosati
        23.1                 Consent of PricewaterhouseCoopers LLP, Independent Accountants
        23.2                 Consent of Arthur Andersen LLP, Independent Certified Public Accountants
        23.3                 Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit 5.1)
        24.1                 Power of Attorney (included on the signature page hereto)
